NYSE-AMEX: UEC
FOR IMMEDIATE RELEASE

Uranium Energy Corp Announces Dismissal of Lawsuit

AUSTIN TX - June 8, 2009 - Uranium Energy Corp (NYSE AMEX: UEC, "the Company") is pleased to announce that on June 5, 2009, the United States District Court issued an order dismissing the lawsuit filed by Goliad County commissioners against the Company. The lawsuit alleged infractions of the Safe Drinking Water Act nearby to areas where the Company has conducted exploration activities.

The allegations had previously been investigated and found to be without merit by the Texas Railroad Commission, the agency with sole jurisdiction over uranium exploration in Texas. In 2007, the Commission stated, "...the agency's investigation of your complaint has not revealed any practice or activity at UEC's Uranium Exploration Permit 123 that is out of compliance...We consider this investigation to be closed."

In his June 5, 2009 order dismissing the case, the Judge stated that the County's case failed to pass the threshold jurisdictional requirements, even when considered in the light most favorable to the County. As the Judge noted, the Texas Railroad Commission stated in an April 2007 letter to the County's attorney that an agency hydrologist "...concluded from the available information that no ground-water contamination has occurred as a result of the drilling activities."

The Judge concluded that ". . . the touchstone of Goliad County's SDWA [Safe Drinking Water Act] claim is its allegation that UEC 'converted' the exploratory boreholes into 'injection wells' and/or an 'injection activity,' . . . the Court has concluded that no such conversion or injection activity took place . . . ."

Originally, the County commissioners were joined in this failed suit by local landowners, the Duderstadts. The Duderstadts voluntarily and unconditionally withdrew from the case on May 1, 2009.

Amir Adnani, president and CEO, stated, "The Company is very pleased with this dismissal. The allegations had no merit, as recognized by the Texas Railroad Commission prior to the filing of the suit. This case has not hampered any of our exploration or permitting activities."

All aspects of the permitting process at the Goliad ISR project continue to make excellent progress. There are no lawsuits or other impediments to the advancement of the Company's permitting or exploration activities.

About Uranium Energy Corp

Uranium Energy Corp (NYSE-AMEX: UEC, "the Company") is a US-based resource company with the objective of becoming a near-term ISR uranium producer in the United States.  Utilizing its extensive information library of historic uranium exploration and development work, the Company has acquired and is advancing uranium properties throughout the southwestern US. A Draft Mine Permit was recently issued for the Company's lead project, the Goliad ISR Uranium Project in South Texas. Operational management is comprised of pre-eminent uranium mining and exploration professionals whose collective experience in this industry gives the Company ongoing uranium mine-finding and mine development expertise.

Contact North America:  Investor Relations, Uranium Energy Corp.
Toll Free: (866) 748-1030
Fax: (512)  535-0832
E-mail: info@uraniumenergy.com
Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Forward-Looking Statement Disclaimer

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. In particular, statements concerning historical mineral resource estimates should be viewed as forward-looking statements to the extent that they involve estimates of the mineralization that will be encountered if the property is developed. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and should be viewed as "forward-looking statements". Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statements filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.